Great Western Bancorp, Inc. announces merger consideration election and allocation results in connection with HF Financial Corp. merger

Sioux Falls, SD - May 17, 2016 - Great Western Bancorp, Inc. (NYSE: GWB) today announced the results of elections made by stockholders of HF Financial Corp. (NASDAQ: HFFC) as to the form of merger consideration they desire to receive, and the related allocation and proration results of the merger consideration, in connection with the merger of HF Financial with and into Great Western (the “Merger”). The Merger became effective on May 16, 2016 and was completed in accordance with the provisions of the Agreement and Plan of Merger, dated as of November 30, 2015, between Great Western and HF Financial (the “Merger Agreement”).

In accordance with the Merger Agreement and election materials previously mailed to HF Financial stockholders, such stockholders were permitted to make an election to receive, for each of their shares of HF Financial common stock, either (i) $19.50 in cash without interest (the “cash consideration”), or (ii) 0.65 of a share of Great Western common stock, plus cash in lieu of any fractional shares of Great Western common stock (the “stock consideration”). Based on the terms of the Merger Agreement, the aggregate consideration to be paid in the Merger is subject to proration and allocation procedures to ensure that 75 percent of the shares of HF Financial common stock outstanding immediately prior to the completion of the Merger are exchanged for the stock consideration and that the remaining 25 percent of the shares of HF Financial common stock outstanding immediately prior to the completion of the Merger are exchanged for the cash consideration.

The election deadline was 5 p.m., Eastern Time, May 10, 2016. Based on the 7,073,065 shares of HF Financial common stock outstanding immediately prior to the Merger, the revised final election results are as follows:

•	the holders of approximately 4,972,688 shares of HF Financial common stock (approximately 70.30 percent of outstanding shares) validly elected to receive the stock consideration;

•	the holders of approximately 1,383,421 shares of HF Financial common stock (approximately 19.56 percent of outstanding shares) validly elected to receive the cash consideration; and

•	the holders of approximately 716,956 shares of HF Financial common stock (approximately 10.14 percent of outstanding shares) did not make a valid election.

Applying the allocation and proration procedures specified in the Merger Agreement to foregoing election results:

•	HF Financial stockholders who made a valid election to receive the stock consideration for their shares of HF Financial common stock will receive only the stock consideration.

•	HF Financial stockholders who made a valid election to receive the cash consideration for their shares of HF Financial common stock will receive only the cash consideration.

•
HF Financial stockholders who did not make a valid election will receive a combination of cash and Great Western common stock. For these stockholders, approximately 53.68 percent of their shares will convert into the cash consideration and approximately 46.32 percent of their shares will convert into the stock consideration.

Cash in lieu of a fractional share of Great Western common stock will be paid based on a price of $30.91 per share of Great Western common stock.

HF Financial stockholders who did not make a valid election will receive a letter of transmittal to surrender their HF Financial stock certificates, if applicable, in exchange for the merger consideration each stockholder is entitled to receive. HF Financial stockholders with questions regarding their individual election results should contact the information agent for the transaction, Innisfree M&A Incorporated, at (888) 750-5834.

About Great Western Bancorp, Inc.

Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 178 branches in nine states: South Dakota, North Dakota, Minnesota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, future events or performance with respect to the merger are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed; therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Risk Factors” and "Cautionary Statement Regarding Forward-Looking Statements" in the Proxy Statement/Prospectus related to the merger and, more generally, to the discussion in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Great Western’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and the discussion in the sections entitled “Risk Factors” and “Forward-Looking Statements” in HF Financial’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

GREAT WESTERN BANCORP, INC.

Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com

Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com